                                                                    EXHIBIT 10.3

                                      LEASE

THIS LEASE (this "Lease") is made as of July ___, 1999, by and between

"Landlord"        TC Boulder Office, LP, a Delaware limited partnership

                  and

"Tenant" Interactive Knowledge, Inc., a Delaware corporation doing business as netLibrary, Inc.

                          SECTION A: TABLE OF CONTENTS

SECTION 1:        DEFINITIONS...................................................................................................2

SECTION 2:        PREMISES AND TERM.............................................................................................5
         2.1      Lease of Premises.............................................................................................5
         2.2      Lease Term....................................................................................................5
         2.3      Commencement Date.............................................................................................5
         2.4      Payment of Tenant Improvement Costs...........................................................................5
         2.5      Memorandum of Commencement Date...............................................................................5
         2.6      Use and Conduct of Business...................................................................................5
         2.7      Compliance with Applicable Laws and Rules and Regulations.....................................................6

SECTION 3:        BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE.................................................6
         3.1      Payment of Rental.............................................................................................6
         3.2      Base Rent.....................................................................................................6
         3.3      Security Deposit..............................................................................................6
         3.4      Additional Rent...............................................................................................6
         3.5      Utilities.....................................................................................................7
         3.6      Holdover......................................................................................................7
         3.7      Late Charge...................................................................................................7
         3.8      Default Rate..................................................................................................8

SECTION 4:        GENERAL PROVISIONS............................................................................................8
         4.1      Maintenance and Repair by Landlord............................................................................8
         4.2      Maintenance and Repair by Tenant..............................................................................8
         4.3      Common Areas/Security.........................................................................................9
         4.4      Tenant Alterations............................................................................................9
         4.5      Tenant's Work Performance.....................................................................................9
         4.6      Surrender of Possession......................................................................................10
         4.7      Removal of Property..........................................................................................10
         4.8      Access.......................................................................................................10
         4.9      Damage or Destruction........................................................................................10
         4.10     Condemnation.................................................................................................11
         4.11     Parking......................................................................................................12
         4.12     Indemnification..............................................................................................13
         4.13     Tenant Insurance.............................................................................................13
         4.14     Landlord's Insurance.........................................................................................13
         4.15     Waiver of Subrogation........................................................................................14
         4.16     Assignment and Subletting by Tenant..........................................................................14
         4.17     Assignment by Landlord.......................................................................................16
         4.18     Estoppel Certificates and Financial Statements...............................................................16
         4.19     Modification for Lender......................................................................................16
         4.20     Hazardous Substances.........................................................................................16
         4.21     Applicable Laws..............................................................................................17
         4.22     Quiet Enjoyment..............................................................................................17
         4.23     Signs........................................................................................................17
         4.24     Subordination................................................................................................17
         4.25     Workers Compensation Immunity................................................................................18
         4.26     Brokers......................................................................................................18
         4.27     Exculpation and Limitation of  Liability.....................................................................18
         4.28     Mechanic's Liens and Tenant's Personal Property Taxes........................................................18
         4.29     Landlord's Security Interest.................................................................................18

SECTION 5:        DEFAULT AND REMEDIES.........................................................................................18
         5.1      Events of Default............................................................................................18
         5.2      Remedies.....................................................................................................19
         5.3      Right to Perform.............................................................................................20
         5.4      Landlord's Default...........................................................................................20

SECTION 6:        MISCELLANEOUS PROVISIONS.....................................................................................21
         6.1      Notices......................................................................................................21
         6.2      Attorney's Fees and Expenses.................................................................................21
         6.3      No Accord and Satisfaction...................................................................................21
         6.4      Successors; Joint and Several Liability......................................................................21
         6.5      Choice of Law................................................................................................21
         6.6      No Waiver of Remedies........................................................................................21
         6.7      Offer to Lease...............................................................................................21
         6.8      Force Majeure................................................................................................21
         6.9      Severability; Captions.......................................................................................22
         6.10     Interpretation...............................................................................................22
         6.11     Incorporation of Prior Agreement; Amendments.................................................................22
         6.12     Authority....................................................................................................22
         6.13     Time of Essence..............................................................................................22
         6.14     Survival of Obligations......................................................................................22
         6.15     Consent to Service...........................................................................................22
         6.16     Waiver of Jury Trial.........................................................................................22

SECTION 7:        ADDITIONAL PROVISIONS........................................................................................22
         7.1      Option to Renew..............................................................................................22
         7.2      Landlord not to Construct....................................................................................22
         7.3      Conversion of Production Building............................................................................23
         7.4      Binding Effect of Lease......................................................................................23
         7.5      Year 2000 Compliance.........................................................................................23

LISTING OF EXHIBITS

Exhibit A         Legal Description of the Land
Exhibit B         Drawing Showing Location of the Premises
Exhibit C         Listing of Plans and Specifications for Tenant Improvements
Exhibit D         Form of Memorandum of Commencement Date
Exhibit E         Rules and Regulations
Exhibit F         Description of Permitted Exterior Signs
Exhibit G         Base Rental Rate
Exhibit H         Option Rental Rate
Exhibit I         Form Letter of Credit
Exhibit J         Deferred maintenance to be completed by Landlord
Exhibit K         Rooftop License Agreement
Exhibit L         Schedule of Cleaning Services

                             SECTION 1: DEFINITIONS

1.1 DEFINITIONS. Each underlined term in this section shall have the meaning set forth next to that underlined term.

1.2 ADA: Defined in paragraph captioned "Corporation With Applicable Laws and Rules and Regulations."

1.3      ADDITIONAL RENT: Defined in paragraph captioned "Additional Rent".

1.4 APPLICABLE LAWS: All laws, codes, ordinances, rules, orders, directives and regulations of any Governmental Agency.

1.5 BASE AMOUNT ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent".

1.6 BASE RENT: Base Rent shall be as set forth on Exhibit G attached hereto and made a part hereof.

1.7 BROKERS: Tenant was represented in this transaction by Gibbons-White, Inc., a licensed real estate broker. Landlord was represented in this transaction by Trammell Crow Company, a licensed real estate broker.

1.8 BUILDING: The building located on the Land at Center Green Drive, Boulder, Colorado, commonly known as 3080, 3085 and 3090 Center Green Drive and containing approximately 101,573 Rentable Square Feet. The Building shall include the UPS, the Liebert and the Ed-Pac (collectively, "Existing Equipment") that are currently in the Buildings. Notwithstanding anything to the contrary contained in this Lease, the Existing Equipment will be included in the Building in an "AS-IS, WHERE-IS" condition and Landlord shall have no obligation to maintain, repair or replace these items.

1.9 BUSINESS DAY: Each day of the week occurring from Monday through Friday exclusive of holidays (such as New Year's Day, Martin Luther King Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday observed by national banks in Denver, Colorado).

1.10 CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, and other proceedings and all expenses (including attorneys' fees and expenses) incurred in connection with the proceeding whether at trial or on appeal.

1.11     COMMENCEMENT DATE: September 1, 1999.

1.12 CONVERSION ALLOWANCE: Defined in paragraph captioned "Conversion of the Production Building".

1.13     DAYS: Calendar days.

1.14     DEFAULT RATE: Defined in paragraph captioned "Default Rate".

1.15 EMERGENCY: Defined in paragraph captioned "Maintenance and Repair by Landlord".

1.16 EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".

1.17 GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.18 HAZARDOUS SUBSTANCE(S): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, infectious substance, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.19 IPO: Defined in paragraph captioned "Assignment and Subletting by Tenant".

1.20 LAND: The land upon which the Building is located in Boulder County, Colorado, as legally described in Exhibit A attached to this Lease.

1.21 LANDLORD: The corporation named as landlord on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by Landlord".

1.22 LANDLORD'S AGENTS: Any and all partners, officers, agents, managers, members, employees and trustees of Landlord.

1.23 LANDLORD'S CASUALTY NOTICE: Defined in paragraph captioned "Damage or Destruction".

1.24 LEASE TERM: The period commencing on the Commencement Date and ending August 31, 2006, unless extended by Tenant subject to Section 7.1.

1.25     LETTER OF CREDIT: Defined in paragraph captioned "Security Deposit".

1.26 MANAGER: Trammell Crow Denver, Inc., a Delaware corporation, or its replacement as specified by written notice from Landlord to Tenant.

1.27 MANAGER'S ADDRESS: 7535 East Hampden Avenue, Suite 650, Denver, Colorado 80231, which address may be changed by written notice from Landlord to Tenant.

1.28 OFFICE EXPANSION: Defined in paragraph captioned "Conversion of the Production Building".

1.29     OPERATING COSTS: Defined in paragraph captioned "Additional Rent".

1.30 PARKING RATIO: 4.2 stalls per 1000 Rentable Square Feet of the Premises inclusive of handicapped and visitors spaces.

1.31     PERMANENT TAKING: Defined in paragraph captioned "Condemnation".

1.32 PERMITTED USE: Shall mean general office uses including computer design and development, technical office uses, data processing, telecommunications, production, publishing, software development, electronic commerce and ancillary uses. In no event shall any use violate then existing zoning with the City or County of Boulder, Colorado.

1.33 PLANS AND SPECIFICATIONS: (a) Those certain plans and specifications for the Tenant Improvements as listed in Exhibit C and any modifications to them approved in writing by Landlord and Tenant; or
         (b) if Exhibit C does not include a listing of such plans and specifications, then such plans and specifications shall be prepared by Oz Architecture (the "Preparing Party") and delivered to Landlord (the "Receiving Party"). Landlord shall have ten (10) Business Days to review the Plans and Specifications when submitted by or on behalf of Tenant subject to the provisions of Section 4.4.

1.34     PREPAID RENT: $0.

1.35 PREMISES: The portion of the Building depicted on the plan attached to this Lease as Exhibit B, containing approximately 101,573 Rentable Square Feet.

1.36     PREPARING PARTY: Defined in paragraph captioned "Plans and
         Specifications".

1.37 PRIME RATE: The rate published as the Prime Rate in the Western Edition of the Wall Street Journal under "Money Rates." If for any reason the Prime Rate is no longer published by the Wall Street Journal, then Landlord shall select another financial publication and reasonably equivalent announced rate as the "Prime Rate."

1.38 PRODUCTION BUILDING: Defined in paragraph captioned "Conversion of the Production Building".

1.39 PROJECT: The buildings, including the Building, and all improvements therein located on the Land.

1.40 PROPERTY TAXES: (a) Any form of ad valorem real personal property tax, fee, or assessment imposed by any Governmental Agency on the Land, Project, Building, related improvements or any personal property owned by Landlord for the purposes of maintaining the Land, Building or related improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Project, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Project, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Building, related improvements or personal property; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property; and (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Project, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

1.41 PUNCH LIST WORK: Minor items of repair, correction, adjustment or completion to the Building structure or Building operating systems in existence on the execution date of this Lease necessary to cause such Building operating systems to be in good working order and in compliance with all Applicable Laws on the date of execution of this Lease.

1.42     RECEIVING PARTY: Defined in paragraph captioned "Plans and
         Specifications".

1.43     RENTABLE SQUARE FEET: Shall mean 101,573 square feet.

1.44 SECURITY DEPOSIT: $123,705.17 plus an irrevocable, unconditional, transferable demand letter of credit in the amount of $1,200,000.00 with a bank and in a form reasonably acceptable to Landlord with a term renewing annually for five (5) years ("Letter of Credit"). If there is no then uncured default under the Lease, the Letter of Credit shall reduce by $240,000.00 on each yearly anniversary of the Commencement Date during the first five (5) years of the Lease Term. If there is a default or breach of this Lease, Landlord may make a demand on the Letter of Credit if the default is not cured within the earlier of two
         (2) Business Days prior to the expiration of the term of the Letter of Credit or the date which is ten (10) Business Days following notice of default to Tenant. If Landlord makes a demand on the Letter of Credit the funds so demanded shall be held as a Security Deposit in accordance with the terms of the Lease, provided that if Tenant subsequently cures such default, Landlord shall return the funds received by Landlord as a result of Landlord's demand on the Letter of Credit to Tenant promptly after Tenant provides Landlord with a replacement Letter of Credit acceptable to Landlord. The form of Letter of Credit is attached as
         Exhibit I hereto. Tenant shall deliver the Letter of Credit to Lender on or before the Commencement Date. In the event Tenant cannot obtain a five (5) year term on the Letter of Credit, Tenant may provide a Letter of Credit with a one (1) year term, provided that the Letter of Credit allows for Landlord to draw the full amount of the Letter of Credit if it is not renewed at least sixty (60) days prior to its expiration. Landlord may only draw on the Letter of Credit in an amount sufficient to pay all unpaid Base Rent, Additional Rent and other amounts due and owing to Landlord from Tenant under the Lease, any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, and to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default (including all costs, fees and expenses incurred by Landlord in connection with such default).

1.45 SUBSTANTIAL COMPLETION: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work.

1.46     TAKING: Defined in paragraph captioned "Condemnation".

1.47 TENANT: The corporation named as tenant on the first page of this Lease.

1.48     TENANT ALTERATIONS: Defined in paragraph captioned "Tenant
         Alterations".

1.49 TENANT IMPROVEMENT ALLOWANCE: The maximum amount to be expended by Landlord, if any, for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees), which maximum shall not exceed seven hundred seven thousand four hundred fifty-six and no/100ths Dollars ($707,456.00).

1.50 TENANT IMPROVEMENTS: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

1.51 TENANT'S AGENTS: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

1.52 TENANT'S CASUALTY NOTICE: Defined in paragraph captioned "Damage or Destruction".

1.53     TENANT'S PRO RATA SHARE: One hundred percent (100%).

1.54 TERMINATION ELECTION: Defined in paragraph captioned "Conversion of the Production Building".

1.55     YEAR: A calendar year commencing January 1 and ending December 31.

                          SECTION 2: PREMISES AND TERM

2.1 LEASE OF PREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2 LEASE TERM. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.3 COMMENCEMENT DATE. The Commencement Date is September 1, 1999. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord. If on the Commencement Date, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to sixty (60) Days after occupancy by Tenant and Landlord will promptly complete such work. In no event shall Tenant's or Landlord's refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the Commencement Date.

2.4 PAYMENT OF TENANT IMPROVEMENT COSTS. Tenant shall complete all Tenant Improvements at its expense under its direction, lien free, in accordance with the Plans and Specifications, in a good and workman like manner, in accordance with all Applicable Laws, and subject to the reasonable approval of Landlord with respect to contractor and all subcontractors and the insurance of such parties. No more than once per month, Tenant shall submit to Landlord invoices for reimbursement together with (a) a certification by the Preparing Party or other architect preparing the Plans and Specifications that such work has been completed, and (b) executed lien waivers from all applicable contractors and subcontractors. Landlord shall then reimburse such expenses to the extent they do not exceed the Tenant Improvement Allowance. Tenant shall be responsible for all costs of any nature in excess of the Tenant Improvement Allowance. All Tenant Improvements, exclusive of any of Tenant's trade fixtures, furniture, and equipment, regardless of which party paid for them, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain upon and be surrendered with the Premises. Landlord (or its representatives) shall have the right (but not the obligation) to inspect the Tenant Improvements from time to time.

2.5 MEMORANDUM OF COMMENCEMENT DATE. At Landlord's election and request, Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit
D. In no event shall Tenant record this Lease, any memorandum of this Lease, or the Memorandum of Commencement Date.

2.6 USE AND CONDUCT OF BUSINESS. The Premises are to be used only for the Permitted Uses, and for no other business or purpose. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Project or Building. Landlord makes no representation or warranty as to the suitability of the Premises or zoning for Tenant's intended use. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or
(c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord's contracts affecting any or all of the Project or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Project or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Project or Building, or causes any impairment or reduction of the good will or reputation of the Project.

2.7 COMPLIANCE WITH APPLICABLE LAWS AND RULES AND REGULATIONS. Subject to Landlord's obligation to complete the items set forth on Exhibit J, Tenant shall comply with all Applicable Laws relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises, the Project and the Building, and for the preservation of good order in the Premises, Building, and Project including the Rules and Regulations attached to this Lease as Exhibit E. Subject to Landlord's obligation to complete the items set forth on Exhibit J, Landlord represents to Tenant that it has not received any notice that the Premises are in violation of any Applicable Laws in effect on the execution date of this Lease, including but not limited to, building and zoning codes, Americans with Disabilities Act ("ADA") and other statutes, ordinances, or regulations governing the use or occupancy of the Premises, or, in the event that Landlord has received such notice, Landlord has taken appropriate remedial action to cause the Premises to comply with Applicable Laws. Subject to Landlord's obligation to complete the items set forth on Exhibit J, Landlord further represents that, to the best of its knowledge, the Premises comply with Applicable Laws in effect on the execution date of the Lease, excluding requirements such Applicable Laws (including without limitation, the ADA) which could be imposed on the Premises or the Project due to the financial condition or unique business characteristics of Tenant or Tenant's design of the Premises or Project for Tenant's use of the Premises and the Project.

    SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 BASE RENT. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3 SECURITY DEPOSIT. On execution of this Lease, Tenant shall pay to Landlord the sum specified in the definition of the term Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under Applicable Law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Security Deposit shall be repaid to Tenant, without interest, within thirty (30) Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages. In the event of transfer of Landlord's interest, the Letter of Credit shall be assignable at no cost or expense to Landlord. If for any reason the Letter of Credit is void or dishonored, Tenant will obtain a replacement Letter of Credit consistent with the terms hereof.

3.4 ADDITIONAL RENT. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent").

         3.4.1 This Lease is a "triple net" lease. As more particularly set forth below, Tenant shall pay all costs and expenses related to the use, operation, maintenance and repair of the Project, including without limitation, all costs and expenses related to the utilities serving the Project, all Property Taxes, and all costs and expenses related to the use, operation and maintenance of the Project (collectively "Operating Costs"). Notwithstanding the forgoing, Tenant shall not be responsible for those items that are Landlord's responsibility as specifically set forth in Paragraph 4.1 below.

         3.4.2 Tenant shall pay all Property Taxes on or before the date such taxes become due and payable. If under Applicable Law, any Property Tax, at the option of the taxpayer, may be paid in installments (whether or not interest accrues on the unpaid balance of the tax), Tenant may elect to pay the tax (and any accrued interest on the unpaid balance of the tax) in installments. In the event of such election, Tenant shall pay the installments that become due during the Lease Term as they become due and before any fine, penalty, further interest, or cost may be added to them. Any tax, including taxes that have been converted into installment payments, relating to a fiscal period of the taxing authority, a part of which period is included within the Lease Term and a part of which is included in a period of time prior to the Commencement Date or after the expiration or earlier termination of this Lease, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Project or any part thereof, or become payable, during the Lease Term, will be adjusted between Landlord and Tenant as of the Commencement Date or end of the Lease Term, so that Tenant will pay that portion of the Property Taxes or installments thereof which the part of the fiscal period included in the Lease Term bears to the fiscal period, and Landlord will pay the remainder. Tenant shall have the right to contest the amount or validity of any Property Tax by appropriate proceedings diligently conducted in good faith, only after paying the tax or posting such bond or security as Landlord may reasonably require in order to protect the Project against loss or forfeiture. Upon termination of such proceedings, Tenant shall pay the amount of the Property Tax determined in such proceedings (less any payments applicable thereto previously made by Tenant), together with any costs, fees, interest, penalties or other related proceedings, immediately after determination. Notwithstanding the foregoing, Landlord may, in its sole discretion, decide to contest Property Taxes, in which case, Landlord, without obligation or liability to Tenant shall contest such Property Taxes pursuant to appropriate proceedings diligently conducted in good faith.

         3.4.3 Tenant shall pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power and all other utility and communication services and all janitorial and other services used by Tenant (and any parties acting for, on behalf of or under Tenant) in the use, operation, maintenance and repair of the Project during the Lease Term, whether or not the services are billed directly to Tenant or Landlord. Tenant shall also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of such utilities and services to and within the Premises.

         3.4.4 In the event Landlord makes any capital improvements or structural repairs and replacements to the Project (except as set forth in Paragraph 4.1 below) during the Lease Term (including without limitation replacements of the heating, ventilation and air conditioning equipment serving the Project), the costs of such capital improvements and structural repairs and replacements made in or to the Project shall be amortized at a market rate of return over the longest period allowable for amortization of such item under the applicable tax laws on a straight line basis (as reasonably determined by Landlord's accountants) and paid by Tenant to Landlord on a monthly basis at the same time as Base Rent.

         3.4.5 Tenant shall pay to Landlord the cost of Landlord to maintain the insurance on the Project maintained by Landlord pursuant to this Agreement within fifteen (15) Days of Landlord's request therefor.

         3.4.6 Tenant shall pay to Landlord an annual administrative fee equal to one percent (1%) of the Base Rent amount. Tenant shall pay to Landlord one twelfth (1/12) of such fee monthly with each payment of Base Rent.

         3.4.7 Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 UTILITIES. Tenant shall have from time to time select the company or companies providing electricity, gas, fuel, local telephone, telecommunication and any other utility services to the Building. Tenant shall contract directly and pay for all water, gas, heat, light, power, telephone, telecommunications, sewer, sprinkler charges and other utilities used on or from the Project together with any taxes, penalties, surcharges or similar charges relating to such utilities.

3.6 HOLDOVER. If Tenant, without the prior consent of Landlord, holds over after the expiration or termination of the Lease Term, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the state in which the Premises are located. During such tenancy, Tenant agrees to pay to Landlord one hundred fifty percent (150%) of the rate of Base Rent in effect on the expiration or termination of the Lease Term, plus all Additional Rent and other sums payable under this Lease, and to be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. The preceding provisions shall not be construed as consent for Tenant to hold over. If Tenant holds over without Landlord's prior written consent, Tenant shall be liable for all actual damages arising from such wrongful holdover and Landlord shall be entitled to exercise all remedies at law or in equity including an unlawful detainer action.

3.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount within five (5) Business Days of becoming due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the Prime Rate then in effect, plus seven (7) percentage points, or (b) eighteen percent (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                          SECTION 4: GENERAL PROVISIONS

4.1 MAINTENANCE AND REPAIR BY LANDLORD.

         4.1.1 Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall, at its sole cost and expense, (a) maintain the base structural items of the Building, (b) replace the roof of the Building if the roof, in the reasonable determination of Landlord, must be replaced, (c) replace any exterior pavement and any concrete around the exterior of the Building if such pavement and concrete, in the reasonable determination of Landlord, must be replaced, and (d) replace any HVAC systems in the Building that, in the reasonable determination of Landlord, need to be replaced provided that (i) if such replacement occurs during the first forty-eight months of the Lease Term, such replacement shall be at Landlord's sole cost and expense and
(ii) if such replacement occurs after the forty-eighth month of the Lease Term, all costs associated with such replacement shall be initially paid by Landlord and reimbursed by Tenant through the amortization provisions set forth in Paragraph 3.4.4. of this Lease. Landlord shall not have any obligation to maintain and replace the items mentioned above if the damages are occasioned by the act or omission of Tenant or Tenant's Agents, in which case, such amounts shall be paid for entirely by Tenant upon demand by Landlord. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt of such notice, and thereafter, Landlord shall diligently pursue completion of such items until substantial completion thereof. Landlord shall provide the Premises to Tenant in compliance with Applicable Laws (except to the extent Tenant is obligated for such compliance pursuant to this Lease, including Paragraph 4.21.3). In connection therewith, the parties acknowledge that Landlord has deferred completion of the items identified by the Landlord as deferred maintenance on Exhibit J attached hereto. Such items and any other items necessary to make the Premises comply with Applicable Laws (to the extent they are Landlord's obligation under this Lease) shall be repaired by Landlord at its expense. To the extent that Landlord maintains any of the items set forth above, the costs of maintenance shall be Additional Rent. Capital costs associated with replacing the roof, the parking, concrete or any base structural items shall be an expense of Landlord's unless the replacement was necessitated by an act or negligence of Tenant or Tenant's Agents, in which event Tenant shall reimburse Landlord for the costs of the same.

         4.1.2 In the event an Emergency is then in existence, Tenant may (but shall not be obligated) to take all actions required to be taken by Landlord pursuant to subparagraph 4.1.1. If reasonably possible, Tenant shall give notice to Landlord prior to taking such actions. In any event, Tenant shall give written notice of such Emergency promptly after taking such actions. Once Tenant has given such notice of such actions to Landlord along with a description of the actions taken by Tenant, all supporting documentation and all lien waivers required by Landlord, Landlord shall reimburse Tenant for the actual cost of Tenant in taking such actions (to the extent such actions were Landlord's responsibility pursuant to subparagraph 4.1.1) within thirty (30) days of Landlord's receipt of the documentation described in this subparagraph 4.1.2. For purposes hereof, the term "Emergency" shall mean an unexpected occurrence that requires immediate remedial measures in order to avoid substantial damage to property, to avoid a substantial threat to life and safety of persons, or avoid substantial and material interruption of Tenant's business operated from the Project.

4.2 MAINTENANCE AND REPAIR BY TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "Maintenance and Repair by Landlord," Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises in good condition and repair, including (a) interior painting, (b) cleaning of the entire Project, including the interior and exterior sides of all exterior glass, (c) plumbing and utility fixtures and installations, (d) carpets and floor coverings, (e) all interior and exterior wall surfaces and coverings including tile and paneling, (f) replacement of all broken windows (including without limitation any exterior windows), (g) exterior and interior doors to the Premises, (g) light bulb replacement, (h) reasonable preventative maintenance of the entire Project, including any and all heating, ventilation and air conditioning equipment. If Tenant fails to maintain or repair the Project in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon five (5) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the reasonable cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Days of written demand from Landlord. Tenant shall contract directly with contractors reasonably acceptable to Landlord for the completion of Tenant's maintenance and repair obligations set forth above. The contracts with such contractors shall be in form and substance reasonably acceptable to Landlord. The contractors shall have a good business reputation, shall be bonded in a manner reasonably acceptable to Landlord in accordance with Applicable Law, and shall maintain and carry such insurance as Landlord may reasonably require.

4.3 COMMON AREAS/SECURITY. Subject to Section 7.2, Landlord reserves the exclusive right as it deems necessary or desirable, so long as Landlord does not materially interfere with Tenant's use of the Project, to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land, Project or Building; make alterations or additions to the Building, Project or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land, the Project and Building; and use or permit the use of all or any portion of the roofs of the Building (subject to Tenant's Rights pursuant to Exhibit K). Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Project, Land or Building. Landlord reserves the right to relocate parking areas, assign or restrict parking and driveways and to build additional improvements in the common areas so long as Tenant's Parking Ratio is maintained.

4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without first obtaining the consent of Landlord which may not be unreasonably withheld. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Tenant. Without limiting the generality of the foregoing, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and lien waivers, in forms, amounts and by companies acceptable to Landlord. All Tenant Alterations to the Premises (excluding trade fixtures, furniture, and equipment), regardless of which party constructed them or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease, unless Landlord's consent to such Tenant Alterations is conditioned upon Tenant removing the Tenant Alterations upon the expiration or earlier termination of this Lease and repair all damage caused thereby. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof plus a ten percent (10%) administrative fee to Landlord within ten (10) Days after Tenant's receipt of Landlord's written demand therefor. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all reasonable out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request). Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions of the paragraph captioned "Mechanic's Liens". Landlord shall have ten (10) Business Days to approve any plans for Tenant Alterations submitted by Tenant. In the event Landlord does not either accept such plans or reject such plans (and give reasons for objection) within such ten
(10) Business Day period, Landlord shall be deemed to have accepted such plans.

4.5 TENANT'S WORK PERFORMANCE. Tenant Alterations shall performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's reasonable discretion). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (a) completed in accordance with the plans and specifications approved by Landlord; (b) completed in accordance with all Applicable Laws; (c) carried out promptly in a lien free, good and workmanlike manner; (d) of all new materials; and (e) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building, Project and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations unless caused by Landlord or its agents. Landlord shall have three (3) Business Days after receipt of the names of such contractors (and such other information regarding such contractors as Landlord shall reasonably request) to approve Tenant's contractors. In the event Landlord does not either accept or reject such contractors within such three (3) Business Day period, Landlord shall be deemed to have accepted such Contractors. Any approval of contractors by Landlord shall be approval for the Tenant Alterations being made at the time in question and not for further or future Tenant Alterations.

4.6 SURRENDER OF POSSESSION. Subject to the last subparagraph of the paragraph captioned "Insurance", Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted.

4.7 REMOVAL OF PROPERTY. Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, trade fixtures, voice and data cabling, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except as may be otherwise provided in the paragraph captioned "Tenant Alterations" or the paragraph captioned "Payment of Tenant Improvement Costs". Tenant waives all rights to any payment or compensation for such property. If, at the expiration or earlier termination of this Lease or at such time as Landlord exercises its right of reentry, Tenant has failed to remove any property from the Premises, Project, Building or Land which it is entitled or required to remove as provided in this Lease, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 ACCESS. Tenant shall permit Landlord and any Landlord authorized manager, contractor, agent or employee to enter into the Premises at any time on at least one (1) Business Day's notice (except in case of emergency), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building, Project or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease so long as Landlord gives Tenant at least two (2) weeks notice and diligently pursues completion of such activities. In accessing the Premises as permitted in this paragraph, Landlord shall use good faith efforts to minimize the interruption impact on Tenant's permitted use of the Property except in the case of an emergency. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of nine (9) months prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least twenty (20) Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be presumed correct for purposes of determining Tenant's responsibility for repairs and restoration.

4.9 DAMAGE OR DESTRUCTION.

         4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord ("Tenant's Casualty Notice"). Within ten (10) Business Days after receipt of Tenant's Casualty Notice, Landlord shall send Tenant a notice ("Landlord's Casualty Notice") specifying the length of time in which Landlord has reasonably estimated that the damage can be repaired.

         4.9.2 If Landlord estimates that the damage to the Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease) can be repaired within one hundred-eighty (180) Days after Landlord's receipt of Tenant's Casualty Notice and if Landlord determines within sixty (60) Days of receipt of Tenant's Casualty Notice that there are sufficient insurance proceeds (including deductible amounts) available to repair such damage to the Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease), then Landlord shall proceed with reasonable diligence to restore the Building (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease) to substantially the condition which existed prior to the damage, this Lease shall not terminate, and Tenant shall have no right to terminate this Lease.

         4.9.3 If Landlord estimates that the damage can be repaired in more than one hundred-eighty (180) Days but within three hundred sixty (360) Days after Landlord's receipt of Tenant's Casualty Notice, Tenant, within ten (10) days after Tenant's receipt of Landlord's Casualty Notice, shall elect to either terminate this Lease with respect to the damaged Building(s) only or request Landlord to repair such damage. If Tenant has not elected to terminate this Lease with respect to the damaged Building(s) and if Landlord determines within sixty (60) Days of receipt of Tenant's Casualty Notice that there are sufficient insurance proceeds (including deductible amounts) available to repair such damage to the Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease), then Landlord shall proceed with reasonable diligence to restore the Building (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease) to substantially the condition which existed prior to the damage, this Lease shall not terminate, and Tenant shall have no right to terminate this Lease. If the insurance proceeds are insufficient to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease with respect to the damaged Building or (b) restore the damaged Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease) to substantially the condition which existed prior to the damage, in which case this Lease will continue.

         4.9.4 If Landlord estimates that the damage cannot be repaired within three hundred sixty (360) Days after Landlord's receipt of Tenant's Casualty Notice, Tenant, within ten (10) days after Tenant's receipt of Landlord's Casualty Notice, shall elect to either terminate this Lease with respect to the damaged Building(s) only, elect to terminate this Lease, or request Landlord to repair such damage. If Tenant has not elected to terminate this Lease with respect to the damaged Building(s) or terminate this Lease and if Landlord determines within sixty (60) Days of receipt of Tenant's Casualty Notice that there are sufficient insurance proceeds (including deductible amounts) available to repair such damage to the Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease), then Landlord shall proceed with reasonable diligence to restore the damaged Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease) to substantially the condition which existed prior to the damage, this Lease shall not terminate, and Tenant shall have no right to terminate this Lease. If the insurance proceeds are insufficient to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease with respect to the damaged Building, (b) terminate this Lease, or
(b) restore the damaged Premises (exclusive of the Tenant Improvements, Tenant Alterations and any fixtures and personal property of Tenant on the Property, all of which are insured by Tenant under this Lease) to substantially the condition which existed prior to the damage, in which case this Lease will continue.

         4.9.5 If Landlord restores the Premises under this paragraph, then (a) the Lease Term shall be extended by the time required to complete such restoration, (b) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations, or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall not be abated. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

         4.9.6 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within ninety (90) Days after the occurrence of such damage. Such notice shall be effective twenty (20) Days after receipt by Tenant unless a later date is set forth in Landlord's notice.

         4.9.7 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within twenty (20) Days after such requirement is made by such holder.

4.10 CONDEMNATION.

         4.10.1 If the entire Premises is taken by virtue of a Permanent Taking, then this Lease shall automatically terminate on the date Tenant is deprived of the use thereof or the date title is vested in the condemning authority. For purposes hereof, a "Taking" shall mean a taking by eminent domain, condemnation proceedings, or a transfer in lieu thereof, conducted by a Governmental Agency under Applicable Law. For purposes hereof, a "Permanent Taking" shall mean a Taking lasting six (6) or more months in duration.

         4.10.2 If as a result of a Permanent Taking, Tenant's ability to operate its business from the Project is materially and substantially impaired in the reasonable opinion of Landlord, then Tenant may elect to terminate this Lease as of the date of the Permanent Taking by giving notice to Landlord of such election to terminate within ninety (90) Days after the date of the Taking. In this event, neither party shall have any further liability for obligations pursuant to this Lease accruing after the date of termination.

         4.10.3 In the event of a Permanent Taking of any portion of the Premises, and if this Lease is not terminated as hereinabove provided, this Lease shall continue as to that portion of the Premises which shall not have been Taken. In the event of such Permanent Taking and, if this Lease is not terminated as hereinabove provided, the Base Rent shall be reduced from and after the date of such Permanent Taking in the proportion that the rentable square footage contained in the Building as restored by Tenant after the Permanent Taking bears to the total square footage of the Building as set forth in this Lease.

         4.10.4 If all or any portion of the Premises is Taken by competent authority for temporary use, being less than six (6) months, except as set forth below, the termination provisions of this paragraph shall be inapplicable thereto, this Lease shall continue in full force and effect without reduction or abatement of Base Rent and Additional Rent, and Tenant alone shall be entitled to make claim for, recover and retain any award recoverable in respect of such temporary use (but only for a period during the Lease Term) whether in the form of rental or otherwise. If the award is made in a lump sum covering a period beyond the expiration of the Lease Term, Landlord shall be entitled to make claim for and participate in the award equitably. If the award is made in a lump sum covering the entire period or substantially the entire period of such temporary use and if it includes the amount of the Base Rent and Additional Rent for such period, such lump sum shall be paid to Tenant and Tenant shall continue to pay Base Rent, Additional Rent, and other charges hereunder. If any portion of the award for such temporary use is intended to cover the cost of restoring the Premises, the Tenant Improvements, Tenant Alterations or any portion thereof to the condition they were in prior to such temporary use or to make repairs occasioned by or resulting from such temporary use, such portion when received shall be paid to the Tenant who upon receipt of such proceeds shall, at its cost, promptly and with due diligence restore the Premises, the Tenant Improvements and the Tenant Alterations in the manner set forth under this Lease.

         4.10.5 Tenant shall be entitled to participate in all hearings relating to any Taking of the Project during the term of this Lease, and, in furtherance thereof, Landlord shall provide at least thirty (30) Days' advance notice to Tenant of all hearings relating to any Taking of which Landlord has knowledge. Landlord shall permit Tenant to submit proof of Tenant's damages to the condemning authority, including the amount of Tenant's unamortized leasehold improvements, Tenant's relocation expenses and Tenant's loss of good will.

         4.10.6 Except as otherwise set forth herein, Landlord reserves all rights to damages or awards for any Taking relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or awards and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning Governmental Agency compensation for any loss to which Tenant may be entitled for Tenant's moving expenses, unamortized tenant improvements, or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the Taking proceedings and not as a part of the damages recoverable by Landlord. The unamortized portion of Tenant's leasehold improvements shall be determined by multiplying Tenant's actual cost therefor by a fraction, the numerator of which shall be the number of remaining years of the Lease Term at the time of such Taking and the denominator of which shall be the number of remaining years of the Lease Term at the time such costs were incurred.

         4.10.7 In the event this Lease shall be terminated pursuant to this Section, any Base Rent or Additional Rent, if any, which is unearned shall be promptly refunded to Tenant, provided, however, Landlord's mortgagee, if any, shall have no obligation to return any monies which it has applied to the payment of the unpaid principal amount of the obligations owing from Landlord to such mortgagee and all accrued and unpaid interest thereon. Tenant shall, however, be entitled to recover any such unearned Base Rent or Additional Rent from any condemnation proceeds, and Landlord's receipt of such award shall be reduced by such amount.

4.11 PARKING. Tenant shall have the nonexclusive privilege to use parking spaces on the Land. Tenant's parking privileges shall be subject to the reasonable rules and regulations relating to parking adopted by Landlord from time to time. In no event shall the number of parking stalls used by Tenant and Tenant's Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas.

4.12 INDEMNIFICATION.

         4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's directors, partners, members, agents, managers and employees from and against any and all Claims arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or
(c) any breach or default under this Lease by Tenant.

         4.12.2 Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Claims arising in whole or in part out of any act, omission or negligence of Landlord or Landlord's Agent.

         4.12.3 Notwithstanding the foregoing, neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; except to the extent of Claims arising out of the gross negligence or willful misconduct of Landlord; provided that, in no event shall Landlord be responsible for any insurable interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation".

4.13 TENANT INSURANCE.

         4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect:

                  (a) A policy of comprehensive general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;

                  (b) A policy of extended property insurance (which is commonly called "all risk") covering Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property; and

                  (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months.

         4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) Days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

         4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

         4.14.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

         4.14.2 A policy of extended property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property, subject to a deductible of $50,000.

         4.14.3 Landlord may, but shall not be required to, maintain property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord.

4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims (including, without limitation, business interruption and loss of rent) arising out of any loss or damage that may occur to the Land, Project, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasing party under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasing party if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 ASSIGNMENT AND SUBLETTING BY TENANT.

         4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent which shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

         4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant or by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. At the same time that Tenant provides Landlord with notice of its desire to assign or sublease, Tenant shall pay to Landlord the sum of $750 as Landlord's fee for processing such proposed assignment and sublease. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease. There shall be no additional attorneys fees charged for Landlord's approval if the sublease or assignment is on Landlord's approved forms. If the sublease or assignment is not on Landlord's approved forms, Tenant will pay all of Landlord's reasonable attorneys fees incurred in reviewing same.

         4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any commercial factor it deems relevant. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

                  (a) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have sufficient financial worth to insure full and timely performance under this Lease;

                  (b) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (a);

                  (c) Intentionally Omitted;

                  (d) Landlord has received from any prior lessor of the proposed assignee or subtenant a materially negative report concerning such prior lessor's experience with the proposed assignee or subtenant within one (1) year prior to Landlord's receipt of Tenant's request for Landlord for consent to the assignment or subletting to the proposed assignee or subtenant;

                  (e) Landlord has had prior materially negative leasing experience with the proposed assignee or subtenant within one (1) year prior to Landlord's receipt of Tenant's request for Landlord for consent to the assignment or subletting to the proposed assignee or subtenant;

                  (f) Intentionally Omitted;

                  (g) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Project, or that is not compatible with the businesses of other tenants in the Project, or that is inappropriate for the Project, or that will violate any negative covenant as to use contained in any other lease of space in the Project, or that is otherwise prohibited in the Project;

                  (h) The use of the Premises by the proposed assignee or subtenant will violate any Applicable Laws;

                  (i) Tenant is in default of any obligation of Tenant under this Lease;

                  (j) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant; or

                  (k) The proposed assignment or subletting extends beyond the term of the Lease, amends the Lease or changes in any manner the rights and obligations of either Tenant or Landlord under the Lease.

         Notwithstanding the foregoing, Landlord hereby consents and acknowledges that Tenant may make a number of smaller, short term subleases. So long as Tenant makes subleases (1) of less than 2,500 Rentable Square Feet individually, (2) of no more than 12,000 Rentable Square Feet in the aggregate, and (3) of a term of twenty-four (24) months or less, Landlord's consent shall be deemed granted.

         4.16.4 Within five (5) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

         4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than fifty percent (50%) of such stock, interest or assets or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph. The following transactions, even if otherwise representing a transfer of greater than fifty percent (50%) of the stock or interest in, or assets of, Tenant, shall not be considered to be within subparagraph 4.16.5(a) above if (i) the surviving entity obligated under this Lease after such transaction possesses a net equity exclusive of goodwill (as reasonably determined by Landlord) ("Net Equity") immediately after the transaction in question which is greater than Tenant's Net Equity at the date of this Lease or (ii) if the Net Equity test set forth in subparagraph (i) above is not met, Landlord possesses a Letter of Credit under this Lease or Tenant provides Landlord with a Letter of Credit that complies with the terms and conditions of this Lease with an undrawn face amount equal to or greater than six (6) months of Base Rental. Additional Rental and all other rents due under this Lease at the time of such transaction: (A) the issuance of stock by Tenant for cash or other assets; (B) the transfer of assets by Tenant to a corporation, partnership, limited liability company or other entity in exchange for an interest in such entity; (C) an initial public offering of its capital stock or other equity securities to the public in accordance with the Securities Act of 1933 (as amended), the Securities Exchange Act of 1934 (as amended), and any other Applicable Laws (including state blue sky laws) ("IPO") provided (I) Tenant receives at least fifty percent (50%) of proceeds from the IPO, and (II) after the IPO, Tenant's stock is traded on one of the following exchanges:
NASDAQ National Markets, New York Stock Exchange, American Stock Exchange or any similarly recognized exchange in a major international city; or (D) an acquisition or merger.

         4.16.6 If Landlord consents to any assignment or sublease related to the Premises and Tenant receives rent or any other consideration in connection with such assignment or sublease related to the Premises, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess.

4.17 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid Rent to its successor-in-interest and provided written verification thereof to Tenant.

4.18 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) the extent of any required contributions by Landlord to Tenant on account of Tenant Improvements that have not been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any corporate parent of Tenant, if available, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

4.19 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.

4.20 HAZARDOUS SUBSTANCES.

         4.20.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person will store, place, generate, manufacture, refine, dispose of, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of de minimis quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Applicable Laws and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land, Project or Building or otherwise discharged from the Premises or any area adjacent to the Land, Project or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building.

         4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

         4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant shall not and has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."

4.21 APPLICABLE LAWS.

         4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land, Project or Building which may constitute a violation of any Applicable Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Applicable Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

         4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Applicable Laws or increase Landlord's responsibilities for compliance with Applicable Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Applicable Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Applicable Law.

         4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Applicable Laws to the extent noncompliance is attributable to Tenant alterations or use of the Premises; and (b) bringing the Building and the common areas of the Building into compliance with Applicable Laws, if and to the extent such noncompliance arises out of or relates directly or indirectly to:
(1) Tenant's use or occupancy of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.

4.22 QUIET ENJOYMENT. Subject to the terms of this Lease, Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by any party claiming possession by or through Landlord.

4.23 SIGNS. Subject to compliance with all Applicable Laws, Tenant shall at Tenant's expense, have the right to install and remove signs related to Tenant's business (e.g. a lighted sign of Tenant's name) in or on the Building exterior so long as (a) the installation or removal of such signs do not alter or damage the structure of any Building and (b) such signage complies with all Applicable Laws. Tenant shall not be permitted to install (i) any signage for other persons or entities that are not tenants in the Building or (ii) any advertising signs, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall remove such signage and repair any damage caused thereby upon the expiration or earlier termination of this Lease. Any and all costs in connection with the permitting, fabrication, installation, maintenance and removal of Tenant's signs (including the cost of removal of the signs and repair to the Building caused by such removal) shall be borne by Tenant. Tenant agrees to maintain each such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved, in good condition at all times.

4.24 SUBORDINATION. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. Notwithstanding the foregoing Tenant shall execute a subordination agreement evidencing same on such mortgagees' or lender's form within ten (10) Days of receipt of same from Landlord. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. The subordination of this Lease is conditioned upon confirmation that any senior lienholder shall not disturb the occupancy of Tenant if Tenant is not otherwise in default of this Lease.

4.25 WORKERS COMPENSATION IMMUNITY. Intentionally Omitted.

4.26 BROKERS. Except for the commissions to Brokers set forth in Paragraph 1.6 (which shall be paid by Landlord), each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.27 EXCULPATION AND LIMITATION OF LIABILITY. The obligations of Landlord under this Lease are solely the obligations of TC Boulder Office, LP and do not constitute personal obligation of Property Manager, or of the individual partners, directors, officers, shareholders, agents or employees of Landlord or Property Manager, and Tenant shall have no claim or cause of action against any of them.

4.28 MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

         4.28.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims and shall have the right to contest and if not released within ten (10) Days, immediately pay or post a bond for any asserted lien claim pursuant to Applicable Laws. Tenant agrees to give Landlord immediate written notice of any such Claim. Tenant shall notify Landlord at least ten (10) Days prior to the commencement of any work so that Landlord may post notices and otherwise avail itself of the rights set forth in Section 38-22-105(2) of the Colorado Revised Statutes.

         4.28.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

4.29 LANDLORD'S SECURITY INTEREST. Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Base Rent, Additional Rent and other sums becoming due under this Lease from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, intangibles, chattel paper and other personal property of Tenant situated in or arising out of the Premises, subject to any senior financing, and all proceeds thereof and replacements thereto, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Base Rent, Additional Rent and other sums due under this Lease shall first have been paid and discharged. On the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, the right to sell the property described in this paragraph at public or private sale upon five (5) Days notice to Tenant.

                         SECTION 5: DEFAULT AND REMEDIES

5.1 EVENTS OF DEFAULT.

         5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):

                  (a) unapproved vacation or abandonment of all or any portion of the Premises;

                  (b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within three
(3) Days after written notice (such notice may be coincident with the statutory posting period);

                  (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) Days after written notice from Landlord; however, if the default cannot reasonably be cured within such twenty
(20) Day period then Tenant shall not be in default if it commences to cure within such twenty (20) Day period, diligently and continuously prosecutes same to completion and promptly provides Landlord with reasonable evidence of its efforts, as requested by Landlord;

                  (d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within ninety (90) Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within ninety (90) Days;
(5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

                  (e) Tenant assigns, sublets, or transfers its interest in violation of the terms of this Lease.

         5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

         5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

                  (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

                  (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

                  (c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

                  (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, which amount shall be discounted to a present value using a discount rate equal to the Prime Rate; plus

                  (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure; plus

                  (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

         5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

         5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant (1) the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, less (2) the amount of any rental loss, if any, as Tenant proves could have been reasonably avoided. Both (1) and (2) in the preceding sentence shall be calculated to a present value using a discount rate equal to the Prime Rate.

         5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

         5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial actions without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

         5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of Landlord's costs of reletting to the extent necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or when, in the ordinary course of things, would be likely to result from such failure; and third, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

         5.2.7 Intentionally Omitted.

         5.2.8 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

         5.2.9 Landlord agrees to use commercially reasonable efforts to mitigate its damages however in no event shall Landlord be required to lease less than a full floor of any Building, lease this space prior to any other available space in the Project or, lease the space at rates lower than market rates for the Project or lease space to a tenant that would not otherwise meet Landlord's leasing standards for the Project.

5.3 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 LANDLORD'S DEFAULT. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within twenty (20) Days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion.

                       SECTION 6: MISCELLANEOUS PROVISIONS

6.1 NOTICES. Any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material providing confirmation of receipt; and (c) deemed to be delivered on the earlier of the date received or four (4) Days after having been deposited with the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4 SUCCESSORS; JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment and Subletting by Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 NO WAIVER OF REMEDIES. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 FORCE MAJEURE. Except for the payment of money, in the event that either party shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Applicable Laws (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Applicable Laws or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of either party then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 SEVERABILITY; CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.10 INTERPRETATION. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.11 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.12 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.13 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.14 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.15 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.16 WAIVER OF JURY TRIAL. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

                        SECTION 7: ADDITIONAL PROVISIONS

7.1 OPTION TO RENEW. So long as there are no uncured defaults under this Lease, Tenant shall have the option to extend for two (2) additional terms of five (5) years each. Tenant may exercise each option by delivering written notice of such election to Landlord on or before six (6) months prior to expiration of the then current term of the Lease. The rental for each such extension shall be as set forth in Exhibit H.

7.2 LANDLORD NOT TO CONSTRUCT. Landlord covenants that it will not construct the twenty thousand (20,000) square foot expansion to the Project that Landlord is currently entitled to construct without the written consent of the Tenant, which it may withhold in its sole discretion.

7.3 CONVERSION OF THE PRODUCTION BUILDING. Landlord will use reasonable efforts to obtain approval from the City of Boulder for the conversion of the use of the 3090 Center Green Drive building (the "Production Building") for use by Tenant of the Production Building as a "production center". The term "production center" shall mean space used for the conversion of printed media to an electronic format and customer service operations.

         7.3.1 In the event that Landlord is successful in obtaining such approval, Landlord shall provide Tenant with an additional allowance which shall be included in the Tenant Improvement Allowance equal to the amount that Landlord (in conjunction with Tenant and Tenant's architect) reasonably determines is necessary to complete the conversion (the "Conversion Allowance"). The annual Base Rent for the Production Building shall be increased by an amount equal to the amount of the Conversion Allowance multiplied by twelve percent (12%). Promptly after determining the Conversion Allowance, Landlord shall notify Tenant in writing of the amount of the Conversion Allowance and the change in Base Rent payable over the Lease Term (and the first extension thereof). Within ten (10) days of such notification, Landlord and Tenant shall execute a written amendment to the Lease setting forth the Conversion Allowance and the modified Base Rent. Notwithstanding the foregoing, if any Tenant Improvement Allowance remains unused after full completion of the initial Tenant Improvements, such unused amounts may, upon request by Tenant, be applied toward completing the conversion of the Production Building as contemplated in this paragraph and shall result in a reduction in the Conversion Allowance.

         7.3.2 In the event that Landlord is unsuccessful in obtaining approval on or before December 31, 1999 or Landlord reasonably determines that the cost of conversion will exceed five hundred fifty thousand and no/100ths dollars ($550,000.00), then Landlord shall deliver written notice to Tenant. Tenant, within twenty (20) Days of receipt of such notice, may elect to terminate this Lease with respect to the Production Building (a "Termination Election") by delivering written notice to Landlord within such twenty (20) Day period. In the event Tenant fails to give such notice, this Lease shall continue in full force and effect.

         7.3.3 In the event of a Termination Election:

                  (a) Landlord and Tenant will within ten (10) Days of the Termination Election execute an amendment to this Lease reflecting the removal of the Premises from this Lease, which amendment shall include, among other things, modifications to reflect the following: reduction of Base Rent, making Landlord obligated to maintain the common areas in the Project, requiring Landlord to pay real estate taxes for the Project, and requiring Tenant to pay its pro rata share of Landlord's operation, maintenance and repair of all common areas, and all real estate taxes for the Project as Additional Rent.

                  (b) Tenant may request Landlord, in writing, to expand 3080 Center Green Drive by approximately 20,000 rentable square feet (the "Office Expansion"). Landlord will use commercially reasonable efforts to obtain a building permit from the City of Boulder and financing on terms reasonably acceptable to Landlord for the Office Expansion. If Landlord is successful in these efforts, Landlord will construct the Office Expansion to a similar level of finish as exists in the 3080 Center Green Drive building at the time of execution of this Lease. The Base Rent for the expansion shall be (1) $19.50 per rentable square foot as measured on the final construction plans, multiplied by
(2) the greater of (A) one or (B) a ratio, the numerator of which shall be the sum of 4.25% plus the yield of the 30 Year Treasury Bond as of the date of the written request for the Office Expansion and the denominator of which shall be 10.24% (which is equal to 4.25% plus the yield on the 30 year Treasury Bond as of July 8, 1999).

7.4 BINDING EFFECT OF LEASE. This Lease shall not become legally binding until fully executed by both Landlord and Tenant and shall not be relied upon in any way by either party until such time as it is fully executed by both parties. Tenant acknowledges that Landlord does not yet have title to the Project. In the event that Landlord has not acquired the Project on or before August 15, 1999, this Lease shall become null and void and neither party shall have any further obligations to the other party under this Lease from and after such date.

7.5 YEAR 2000 COMPLIANCE. Landlord has obtained (or, promptly upon the execution of this Lease, will obtain) an engineering audit of the Building and its mechanical systems by personnel qualified to determine whether the operation of such Building and systems will be materially detrimentally affected by what is commonly referred to as the "Y2K Problem." Landlord agrees to use commercially reasonable efforts to perform all work specified in such audit in order to bring the Building and its mechanical systems into repair so that they are not materially detrimentally affected on or before December 1, 1999; provided, however, that Landlord shall have no responsibility to determine the Y2K compliance of any Tenant Improvement. The cost of such work shall be borne by Landlord, without contribution or reimbursement by Tenant.

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:                 LANDLORD:
c/o Trammell Crow Company
Attn:  Stephen M. Moyski
7535 East Hampden Avenue, Suite 600              TC Boulder Office, LP, a Delaware limited partnership
Denver, Colorado  80231-4845

with a copy to Manager at:                       By: Trammell Crow Denver Development, Inc., a Delaware
Trammell Crow Denver, Inc.                           corporation, its general partner
Attn: Property Management
7535 East Hampden Avenue, Suite 650
Denver, CO  80231                                         By: /s/  STEPHEN M. MOYSKI
                                                             -----------------------------------------------
                                                          Name: Stephen M. Moyski
                                                          Its: President




Designated Address for Tenant:                            TENANT:

1033 Walnut Street
----------------------------------------------------      Interactive Knowledge, Inc., a Delaware corporation
Boulder, CO 80302                                         doing business as NetLibrary, inc.
----------------------------------------------------

----------------------------------------------------      By: /s/ TIM SHIEWE
                                                             --------------------------------------------------
----------------------------------------------------      Name: Tim Shiewe
                                                               ------------------------------------------------
Facsimile: 303-415-0468                                   Its:  President
          ------------------------------------------          -------------------------------------------------

                             LANDLORD ACKNOWLEDGMENT


City of Boulder      )
---------------------
                     ) ss.
County of Boulder    )
---------------------

         On this 16th day of July, 1999, before me personally appeared Stephen
M. Moyski, to me known to be the President of Trammell Crow Denver Development, Inc., a Delaware corporation, as General Partner of TC Boulder Office, LP, a Delaware limited partnership, and acknowledged said instrument to be the free and voluntary act and deed of said corporation and partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                             /s/ JOYCE A. AYRES
                                       ------------------------------------------------------------------
                                       Name: Joyce A. Ayres
                                            -------------------------------------------------------------
                                       NOTARY PUBLIC in and for the  city    and County of Boulder
                                                                    --------               --------------
                                       residing at 1033 Walnut Street, Boulder, CO 80302
                                                   ------------------------------------------------------

My commission expires: 01-11-2002
                      ------------------------

[NOTARIAL SEAL]



                              TENANT ACKNOWLEDGMENT

City of Boulder      )
---------------------
                     ) ss.
County of Boulder    )
---------------------

On this 16th day of July, 1999, before me, a Notary Public in and for the State of Colorado, personally appeared T. R. Schiewe, the President of Interactive Knowledge, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.


                                             /s/ JOYCE A. AYRES
                                       ------------------------------------------------------------------
                                       Name: Joyce A. Ayres
                                            -------------------------------------------------------------
                                       NOTARY PUBLIC in and for the  city    and County of Boulder
                                                                    --------               --------------
                                       residing at 1033 Walnut Street, Boulder, CO 80302
                                                   ------------------------------------------------------

My commission expires: 01-11-2002
                      ------------------------

[NOTARIAL SEAL]

                               EXHIBIT A TO LEASE

                            LEGAL DESCRIPTION OF LAND


PARCEL A

LOT 7, CENTER GREEN, RECORDED JUNE 11, 1979, IN PLANFILE P-8, F-2, #23, AS AMENDED BY AFFIDAVIT RECORDED AUGUST 20, 1981 ON FILM 1177 AS RECEPTION NO. 460420, COUNTY OF BOULDER, STATE OF COLORADO.

PARCEL B

LOT 6A, CENTER GREEN REPLAT "A", RECORDED MARCH 2,1989, IN PLANFILE P-23, F-1, #24, COUNTY OF BOULDER, STATE OF COLORADO.



THE ADDRESSES FOR PARCELS A AND B ARE AS FOLLOWS: 3080 CENTER GREEN DRIVE, 3085 CENTER GREEN DRIVE, AND 3090 CENTER GREEN DRIVE, BOULDER, COLORADO 80301

                               EXHIBIT B TO LEASE

                    DRAWING SHOWING LOCATION OF THE PREMISES

                               EXHIBIT C TO LEASE

           LISTING OF PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS


ALL PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS ARE TO BE IN ACCORDANCE WITH SECTION 4.5 TENANT'S WORK PERFORMANCE OF THE LEASE ATTACHED HERETO. IT IS CONTEMPLATED BY TENANT THAT TENANT IMPROVEMENTS AND TENANT ALTERATIONS WILL BE PERFORMED ON AN ONGOING OR INTERMITTENT BASIS, AND AS SUCH ALL PLANS AND SPECIFICATIONS WILL BE SUBMITTED TO LANDLORD FOR ITS APPROVAL UPON COMPLETION OF SAID DRAWINGS.

                               EXHIBIT D TO LEASE

                     FORM OF MEMORANDUM OF COMMENCEMENT DATE


         TC Boulder Office, LP, as Landlord, and Interactive Knowledge, Inc. dba NetLibrary, Inc., as Tenant, executed that certain Lease dated as of July _________, 1999 (the "Lease").

         The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

         Landlord and Tenant agree as follows:

         2.       The Commencement Date of the Lease is September 1, 1999.

         3.       The Termination Date of the Lease is  August 31, 2006.

         4.       The Premises consist of 101,573 Rentable Square Feet.

         5.       Base Rent is as set forth on Exhibit G attached to the Lease.

         6.       Tenant's Pro Rata Share is one hundred percent (100%).

         IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of ____________________, 199____.

                                                     LANDLORD:

                                                     TC Boulder Office, LP, a Delaware limited partnership

                                                     By: Trammell Crow Denver Development, Inc., a Delaware corporation, its general partner


                                                         By:
                                                            ----------------------------------------------------------------
                                                         Name:
                                                              --------------------------------------------------------------
                                                         Its:
                                                             ---------------------------------------------------------------

                                                     TENANT:

                                                     Interactive Knowledge, Inc., a Delaware corporation dba Net Library, Inc.


                                                     By:
                                                        ----------------------------------------------------------------------
                                                     Name:
                                                          --------------------------------------------------------------------
                                                     Its:
                                                         ---------------------------------------------------------------------

                               EXHIBIT E TO LEASE

                              RULES AND REGULATIONS

         1. Except as set forth in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building, Project or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant in a professional manner.

         2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

         3. Tenant shall provide its own cleaning and janitorial services five
(5) days per week. Exhibit L to the Lease sets forth the schedule of the cleaning services that Tenant shall provide. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

         4. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

         5. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by applicable law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         6. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

         7. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

         8. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

         9. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained Landlord for noncompliance with this rule.

         10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

         11. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

         12. Except as set forth on Exhibit K to the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         13. Tenant may mark, drive nails, screws or drill into the partitions, woodwork or plaster but shall not otherwise in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from any of its work done in compliance with this paragraph.

         14. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

         15. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

         16. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         17. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

         18. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building including bicycles.

         19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         20. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         21. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

         22. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations Tenant.

         23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of Tenant's Lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

         24. Tenant shall not permit Tenant's Agents or its invitees to carry or keep in, on or about the Project, the Premises or the Building firearms of any kind.

         25. Tenant shall not permit Tenant's Agents to smoke in the common areas of the Building or the Project.

         26. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the

Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

         27. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.

                               EXHIBIT F TO LEASE

                     DESCRIPTION OF PERMITTED EXTERIOR SIGNS


LANDLORD WILL ALLOW TENANT TO INSTALL ITS' NAME EITHER ON THE BUILDING AND/OR MONUMENT SIGNAGE AT ITS' SOLE EXPENSE, OR AS PART OF ITS' TENANT IMPROVEMENT ALLOWANCE AS REASONABLY APPROVED BY LANDLORD AND SUBJECT TO ALL APPLICABLE CITY, COUNTY, AND STATE ZONING AND/OR OTHER RESTRICTIVE COVENANTS GOVERNING SUCH SIGNAGE. SEE PARAGRAPH 4.23 FOR FURTHER TERMS AND CONDITIONS FOR SUCH SIGNAGE.

                               EXHIBIT G TO LEASE

                                BASE RENTAL RATE


                         Period                                                Base Rental
                         ------                                                -----------
          September 1, 1999 - November 31, 1999                           $ 70,330.17 per month
           December 1, 1999 - February 29, 2000                           $108,147.67 per month
              March 1, 2000 - August 31, 2000                             $123,705.17 per month
          September 1, 2000 - August 31, 2001                             $145,099.50 per month
          September 1, 2001 - August 31, 2002                             $146,771.64 per month
          September 1, 2002 - August 31, 2003                             $153,086.40 per month
          September 1, 2003 - August 31, 2004                             $157,137.76 per month
          September 1, 2004 - August 31, 2005                             $160,333.14 per month
          September 1, 2005 - August 31, 2006                             $165,425.73 per month

                               EXHIBIT H TO LEASE

                               OPTION RENTAL RATE


FIRST FIVE YEAR RENEWAL OPTION:

         Base Rent for the first five year renewal ("First Renewal Term") under the Lease shall be as follows: (A) for the first renewal year from September 1, 2006 through August 31, 2007 ("First Renewal Year"), Base Rent for each month of the First Renewal Year shall equal the Base Rent for the last month of the Lease Term plus three percent (3%) of the then Base Rent for the last month of the Lease Term and (B) for each subsequent renewal year during the First Renewal Term (each period from September 1 through the following August 31 after the First Renewal Year) (each a "Subsequent Renewal Year"), the monthly Base Rent for each month of the Subsequent Renewal Year in question shall equal the monthly Base Rent for the prior year (whether the First Renewal Year or a Subsequent Renewal Year) plus three (3%) of the monthly Base Rent for the prior year (whether the First Renewal Year or a Subsequent Renewal Year).

SECOND FIVE YEAR OPTION

         Base Rent for the second five year renewal option shall be determined as follows:

         A. Within ten (10) Days after Landlord's receipt of Tenant's notice of its desire to exercise its option to renew the Lease for a second five (5) year term as permitted in Paragraph 7.1 of the Lease, Landlord shall submit in writing a proposal for the then current Market Base Rental Rate (defined below) per rentable square foot per annum for the extended term. As used herein, "Market Base Rental Rate" shall mean the then base rental rate for buildings of comparable size, location, age, and configuration in the county in which the Property is located, at such time, taking into account the following factors:
(a) rent per rentable square foot; (b) operating expenses and real estate tax payments; (c) current rental escalators; (d) rental concessions, if any, as applicable to market renewals of leases, and (e) number of tenants in the building (whether single-tenant or multi-tenant occupancy).

         B. Tenant shall have ten (10) days from the receipt of said notice to either (i) accept the proposed Market Base Rental Rate in writing to Landlord,
(ii) to reject the proposed Market Base Rental Rate and elect the appraisal process set forth below, or (iii) elect not to extend. If Tenant elects not to extend or fails to timely exercise its option, time being of the essence, the second option to renew shall automatically terminate and be of no further force and effect and this Lease shall terminate upon expiration of the then Lease term.

         C. If Tenant, by written notice delivered no later than ten (10) Days after the date Landlord notifies Tenant of the Market Base Rental Rate, objects to the Market Base Rental Rate determined by Landlord and elects to submit the rate determination to appraisal, then, within seven (7) days of the date of Tenant's objection, each party shall appoint a non-affiliated certified M.A.I. Appraiser that has at least five (5) years' full-time commercial appraisal experience in Boulder County, Colorado to determine the Market Base Rental Rate. If a party does not appoint a qualified appraiser within such seven (7) day period, then the single appraiser shall be the sole appraiser and shall set the Market Base Rental Rate.

         D. The appraisers appointed by the parties shall meet promptly and attempt to set the Market Base Rental Rate. If they the two appraisers are unable to agree on the Market Base Rental Rate within twenty (20) days after the second appraiser is appointed but the determinations of Market Base Rental Rate by such appraisers vary by less than ten percent (10%) of the lower determination of Market Base Rental Rate, the two determinations shall be averaged and the average shall be the Market Base Rental Rate.

         E. If the appraisers are unable to agree on the Market Base Rental Rate and their determinations differ by ten percent (10%) or more of the lower determination of Market Base Rental Rate, within twenty (20) days after the date the second appraiser has been appointed, the two appraisers select a third appraiser meeting the qualifications stated above within seven (7) days after the last day the two (2) appraisers are to set the Market Base Rental Rate. If the appraisers are unable to agree on the third appraiser within said time frame, either of the parties to this Lease, after giving five (5) days' prior written notice to the other party, may apply to the then president of the real estate board of Denver, Colorado for the selection of a third appraiser who meets the qualifications stated above, which selection shall be made within three (3) Business Days. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The third appraiser shall set the Market Base Rental Rate. If the third appraiser's determination of the Market Base Rental Rate is equal to one of the determinations of the Market Base Rental Rate by the two appraisers or is between the Market Base Rental Rate determined by the two appraisers, the amount determined by the third appraiser shall be the Market Base Rental Rate. If the third appraiser's determination of the Market Base Rental Rate is greater or less than the determinations of Market Base Rental Rate made by the two appraisers, the Market Base Rental Rate shall be the amount determined by the two appraisers that is nearest to the

Market Base Rental Rate (e.g. if the Market Base Rental Rate determined by Landlord's and Tenant's appraisers were $25.00 and $20.00 per rentable square foot per annum, respectively, and the third appraiser determined the Market Base Rental Rate to be $26.00 per rentable square foot per annum, the Market Base Rental Rate would equal $25.00 per rentable square foot per annum).

         F. All determinations of Market Base Rental Rate shall be subject to the limitations on Market Base Rental Rate set forth herein. Each of the parties shall pay for the appraiser appointed by it and shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee.

         G. Any such extension shall be upon all of the terms, conditions and covenants of this Lease except as to (i) the amount of Base Rent, which shall be determined as set forth herein, (ii) options to extend, expand or rights of refusal, which shall not be applicable, and (iii) Tenant Improvement Allowances or other concessions which shall not be applicable to the extension term.

         H. If the Market Base Rental Rate is not established for the extended term prior to its commencement, Tenant shall continue to pay the applicable Base Rent required for the last full month of the Lease term until the appraisers have made their determination. The Market Base Rental Rate in question, when finally determined by the appraisers, shall be retroactive to the commencement of the extension term, and the first Base Rent payment becoming due after the determination of the applicable Market Base Rental Rate shall include the retroactive amounts of monthly Base Rent installments accrued and unpaid. In no event may either Landlord or Tenant elect not to extend the Lease based upon the Market Base Rental Rate established in accordance herewith.

                               EXHIBIT I TO LEASE

                            FORM OF LETTER OF CREDIT

[Insert name and address of issuing bank]

[Insert date]

IRREVOCABLE LETTER OF CREDIT NO. [Insert number]

[Insert name and address of owner]

Dear Sir:

         At the request and for the account of [insert name of tenant] located at [insert address of tenant] (hereinafter called "Applicant"), we hereby establish our Irrevocable Letter of Credit No. [insert number] in your favor and authorize you to draw on us up to the aggregate amount of US $ [insert amount of letter of credit] available by your draft(s) at sight drawn on us and accompanied by the following:

         A written statement by you that:

                  (i) "Applicant is in default under that certain lease, dated as of [insert date of lease] between you, as landlord, and Applicant, as tenant (the 'Lease');" or

                  (ii) "Applicant has failed to deliver timely a renewal Letter of Credit as provided in the Lease."

         This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

         We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank] no later than [insert expiration date of Letter of Credit], it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least sixty
(60) days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, that we elect not to extend this Irrevocable Letter of Credit for any additional period.

         This Irrevocable Letter of Credit is transferable at no charge to landlord or any transferee of landlord upon notice to the undersigned from you and such transferee.

         This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1983-Rev) International Chamber of Commerce Publication #400.

                                       Sincerely yours,

                                       [Insert authorized signature]

                               EXHIBIT J TO LEASE

                       DEFERRED MAINTENANCE SCOPE OF WORK



                           DESCRIPTION                                            ESTIMATED QUANTITY
                           -----------                                            ------------------
1.  Replace the deteriorated concrete curb at the site boundary                     120 Linear Feet
to the south of the 3085 Building.

2.  Remove and replace damaged asphalt in the flow line to the                      600 square feet
west of the 3085 Building.

3.  Remove and replace damaged concrete paving in two areas                         1,200 square feet
to the north of the 3080 Building.

4.  Repair the damaged end of the concrete masonry                                  As Needed
unit wall to the north of the 3080 Building.

5.  Mudjack or remove and replace settled areas of concrete                         As Needed
sidewalk at the south and north entrance plazas at the 3080
Building.

6.  Clean, prepare and sealcoat the asphalt paving                                  18,900 square feet
adjacent to and beneath the 3085 Building.

7.  Clean and restripe all of the parking areas.                                    As Needed

8.  Clean and recaulk the open joints in the east screen structure                  As Needed
one bay north of the north wall of the 3080 Building.

9.  Inspect and repair the tears in the west parapet                                As Needed
flashing of the 3085 Building.

10.  Furnish and install lever handles in the lavatories and                        As Needed
audible/visual strobe type fire alarm signals in the 3080 and
3085 buildings.

                                    EXHIBIT K
                            ROOFTOP LICENSE AGREEMENT

         THIS ROOFTOP LICENSE AGREEMENT ("License") is made and entered into this ____ day of July, 1999 by and between TC Boulder Office, LP, a Delaware limited partnership ("Grantor"), and Interactive Knowledge, Inc., a Delaware corporation doing business as netLibrary, Inc. ("Licensee").

                                    RECITALS

         A. Grantor and Licensee have entered into a Lease dated July _____, 1999 (the "Lease") for premises located in those certain buildings known as 3080, 3085, and 3090 Center Green Drive, Boulder, Colorado (individually a "Building", and collectively, the "Building"); and

         B. Licensee is desirous of locating transmitters and receivers or an antenna on the roof of the Buildings; and

         C. Grantor is willing to permit same only upon the following terms and conditions.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of License. Provided Licensee provides Grantor with detailed information regarding each transmitter, receiver, and antenna for Grantor's prior review and approval (which will not be unreasonably withheld by Grantor), Grantor grants to Licensee a non-exclusive license for the term of the Lease, said term being more specifically described in Section 3 below, for the purpose of installing, maintaining and operating such transmitters and receivers or antennae not to exceed four (4) on each Building rooftop (each an "Antenna" and collectively the "Antennae") on the portion of the roofs of the Buildings as is reasonably designated by Grantor from time to time (the "Roof Space"). The actual location of the Antennae in the Roof Space shall be in Grantor's reasonable discretion. The grant of this License is for the sole benefit of and use by Licensee and the use of the Antennae shall be personal to and may not be assigned, sublet or transferred in whole or in part except pursuant to an assignment or sublease according to the Lease to be used solely by such sublessee or assignee for its own purposes. No third party may use the Antennae nor may Licensee receive any fees or other payment for the use of such Antennae. Grantor makes no representation or warranty as to the fitness for any purpose of the Roof Space and shall have no liability of any kind or nature directly or indirectly arising from or related to the Antennae, the Walkways, and Related Equipment.

         2. Installation. Licensee shall be permitted to install the Antennae. All installation expenses shall be at Licensee's sole cost and expense. Installation expenses shall include, but not be limited to, all of the incremental costs related to repairing or replacing the roof of the Building in conjunction with such installation and the cost of installation of walkways providing access to the Antennae (each a "Walkway"). Prior to commencing the installation of any Antennae and any related equipment, conduits, cables and materials located on the Roof Space or in other parts of a Building (collectively, the "Related Equipment"), Licensee shall submit plans and specifications regarding installation of such Antennae and any Related Equipment to Grantor for review and reasonable approval. Licensee shall have a reasonable right of access to the chases, telephone and electrical closets located in the Buildings for purposes of installing, repairing and maintaining the Related Equipment, provided, however, such access shall be subject to the reasonable approval of Grantor. The Related Equipment shall be installed in the telephone and electrical closets of the respective Building. The plans and specifications shall include load factors, electrical platforms leading to the Antennae and any other specifications as Grantor may reasonably require. Licensee agrees that Grantor may require certain aesthetic specifications concerning the appearance of the Antennae and any Related Equipment, which specifications shall be in the reasonable discretion of Grantor.

         3. Term. Licensee's right to use the Roof Space shall commence on the date on which Licensee commences installation of the Antennae or any of the Related Equipment, and shall terminate upon the termination of the Lease (the "Term") as such Lease may be extended. If the Lease terminates for a Building (but remains in effect for other Buildings), this License, with respect to such Building, shall also terminate and be of no further force and effect. Upon the termination hereof, the Antennae, the Walkways and the Related Equipment shall be removed by Licensee at Licensee's expense, and Licensee shall repair any damage to the building and roof caused by the removal and restore the roof.

         4. Reroofing and Repair. Licensee acknowledges that Grantor may repair or install a new roof on any Building during the term of this License. Grantor, the roofing contractor or consultant and Licensee shall coordinate the repair and/or reroofing of the Roof and Licensee shall pay in advance on demand all increases in costs of repair or reroofing arising from or related to the Antennae, the Walkways and the Related Equipment. Furthermore, to the extent that the Antennae, Walkways or any Related Equipment need to be dismantled, relocated, repaired or replaced in conjunction with such reroofing or repair, all costs and expenses shall be borne by Licensee, and Grantor shall have no liability in connection therewith, including, without limitation, any interruption in service.

         5. Permits. Prior to commencing the installation of any Antenna, Walkway and/or Related Equipment, Licensee shall, at its own cost and expense, obtain each and every permit including building permits and approvals of any applicable architectural control committee for same and deliver same to Grantor. Grantor makes no representations or warranties with respect to zoning or any other approvals. If Licensee cannot obtain such necessary permits or such permits affect the Building or the Roof Space in any way by means of additional requirements, then this License shall be deemed null and void and of no further force and effect, unless Grantor in writing waives the conditions set forth herein.

         6. Repair and Maintenance of Antenna and Related Equipment. Licensee agrees that it shall keep and maintain the Antennae, Walkways and the Related Equipment in good condition and repair, at Licensee's sole cost and expense, in such a manner so as not to conflict or interfere with the use of other facilities installed in the Building and consistent with first-class office buildings in the north Denver/Boulder, Colorado area. Furthermore, Licensee agrees that it shall not damage nor shall it permit any damage to the roof of any Building, the Roof Space related to any Building or any Building in conjunction with the Antennae and the Related Equipment. Licensee agrees that the Antennae and the Related Equipment shall be of such types and frequencies that will not cause interference with other antennas or dishes in the north Denver/Boulder, Colorado area in operation at the time of Licensee's installation. In the event the Antennae or the Related Equipment cause such interference, Licensee shall immediately take all steps necessary to correct and eliminate the interference. If Licensee cannot eliminate the interference within a reasonable time of notification thereof, it shall remove the Antennae and Related Equipment causing the interference. Licensee shall use its best efforts to notify any telephone and/or electrical service persons of the location of the Related Equipment in the Building in order to minimize any interference with such equipment.

         7. Repair and Maintenance of the Roof. Licensee hereby acknowledges and agrees that Grantor, its agents, employees, contractors or anyone else permitted by Grantor to be on the roof of any Building may from time to time inspect, repair, replace or maintain the roof or any part or parts thereof, or install additional improvements or fixtures on any said roof. Licensee shall maintain the Walkways at it sole expense, except Grantor shall be liable for the cost of repairs or maintenance to the Antennae, Walkways and Related Equipment caused by Grantor's misconduct or gross negligence.

         8. Compliance with Law and Warranties. Licensee, at Licensee's sole cost and expense, agrees to install, keep, maintain, operate and remove the Antennae, Walkways and the Related Equipment in accordance with all applicable laws, rules, regulations, statutes, ordinances or other requirements of any kind or nature of any governmental or quasi-governmental authority or the requirements of Grantor's insurance underwriters and in compliance with any roofing warranties.

         9. Alterations and Mechanic's Liens. Licensee shall not without the prior written consent of Grantor, which consent shall not be unreasonably withheld, make any alterations, improvements or additions to the Antennae, Walkways and Related Equipment or any other materials related thereto. Licensee agrees that it shall not alter, add to or move the Antennae, the Walkways or Related Equipment without Grantor's consent, which consent shall not be unreasonably withheld by Grantor. In the event that Licensee desires to perform any alterations, improvements, additions, repairs or other work on the Antennae, Walkways or the Related Equipment, Licensee shall first submit to Grantor a written request therefor outlining the repairs, alterations, or other matters which Licensee is requesting Grantor's consent. The work necessary to perform any of the repairs or alterations under this section shall be done by employees or contractors approved in advance by Licensee subject to written contracts containing all conditions Grantor may reasonably impose, including insurance and mechanics lien waiver provisions. Licensee agrees that it shall defend and hold Grantor and each Building harmless from all costs, damages, liens, for labor, services or materials related to any work done on the additions by Licensee.

         10. Damage by Licensee. Subject to the waiver of subrogation as set forth in Section 4.15 of the Lease, which is incorporated herein by reference, if the Building, Building Complex, elevators, boilers, engines, pipes, electrical apparatus, or any other elements of the Building or the Building roof or any portion thereof, become damaged or destroyed through any act of Licensee, its servants, agents, employees, contractors or anyone permitted by Licensee to be working in any Building or on the Antennae, Walkways or the Related Equipment, whether or not such act was a result of the negligence or willful misconduct of Licensee or any such party, then the cost of any repairs, replacements, alterations and all damages incurred by Grantor shall be borne by Licensee who shall, within thirty (30) days of demand, pay the same to Grantor.

         11. Licensee's Insurance. Licensee shall with respect solely to the Antennae, during the entire term of this License, at its sole cost and expense, obtain, maintain, and keep in full force and effect insurance with coverages, amounts, with companies and in form reasonably acceptable to Grantor naming Grantor and Grantor's lender as insureds thereunder. If the cost of Grantor's insurance increases as a result directly or indirectly of this License, the Antennae or the Related Equipment then Licensee shall pay the costs of such increases directly to Grantor upon demand.

         12. Attorneys' Fees. In the event of any litigation or arbitration between Grantor and Licensee to enforce any provision of this License or any right of either party hereto, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein.

         13. Indemnification; Release. Subject to Section 4.15 of the Lease, from and after the Effective Date, Licensee hereby agrees to indemnify, defend, and save Grantor harmless from and against all claims, demands, liability, loss, cost, damage, or expense, including attorneys' fees, incurred by or asserted against Grantor as a result of or arising out of this License including the installation, use or existence of the Antennae, Walkways and Related Equipment by Licensee. This indemnity shall survive expiration or termination of this License and/or the Lease. Licensee hereby irrevocably releases Grantor, its agents, employees, invitees or contractors, from any claims, damages, expenses or costs of any kind or nature, whether known or unknown, arising from or related to this License or any act or the negligence of Grantor, its employees, agents, invitees or contractors (but not from any gross negligence or willful conduct of such parties), it being understood and agreed that the Antennae and Related Equipment are at the sole risk, cost and expense of Licensee.

         14. Default by Licensee. Each one of the following events is herein referred to as an "event of default":

                  (a) Licensee shall default on any term or condition to be performed by it under the Lease and such default is not cured within the applicable cure period, if any;

                   (b) This License or the estate of Licensee hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 1; or

                   (c) Licensee shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Licensee's part to be performed, and such non-performance shall continue for a period of ten (10) days after written notice thereof by Grantor to Licensee, or if such performance cannot be reasonably had within such ten (10) day period, Licensee shall not in good faith have commenced such performance within such ten (10) day period and shall not thereafter diligently proceed to completion.

         15. Remedies of Grantor. If any one or more events of default shall happen, then Grantor shall have the right, at Grantor's election, to terminate this License by written notice to Licensee, and to pursue any other remedy provided in law or in equity for damages incurred by Grantor.

         16. Notice. Any notice from Grantor to Licensee or from Licensee to Grantor shall be in writing and shall be delivered in accordance with the terms of the Lease.

         17. Transmitter/Receiver. Licensee hereby agrees that its transmitter and receiver may not interfere with any antenna now placed upon the roof by Grantor or another tenant, nor may such transmitter and receiver cause any interference with any tenant's use of their Premises and equipment therein nor may the transmitter and receiver cause or pose any possible health risk of any kind or nature.

         IN WITNESS WHEREOF, Grantor and Licensee have executed this License the day and year first above written.

                                       GRANTOR:

                                       TC Boulder Office, LP, a Delaware limited partnership

                                       By: Trammell Crow Denver Development, Inc., a Delaware corporation, its general partner


                                           By:
                                              ----------------------------------------------------------------
                                           Name:  Stephen M. Moyski
                                           Title: President


                                       LICENSEE:

                                       Interactive Knowledge, Inc., a Delaware corporation doing business as netLibrary,
                                       Inc.


                                       By:
                                          ---------------------------------------------------------------------
                                       Name:
                                            -------------------------------------------------------------------
                                       Title:
                                             ------------------------------------------------------------------

                               EXHIBIT L TO LEASE

                          SCHEDULE OF CLEANING SERVICES

Introductory Note: All services set forth in this Exhibit shall only be performed if and to the extent the applicable surface to be vacuumed, buffed, polished, swept, moped, dusted, wiped, washed or otherwise cleaned is exposed and readily accessible.

Daily Cleaning Services

1. Empty waste baskets and remove refuse to designated area. Reline and wipe clean receptacles as needed.

2. Break down all boxes or any items marked trash and remove to designated areas.

3. Thorough vacuuming of all carpeted area, including corner and crevice vacuuming in all tenant spaces and common areas.

4.       Vacuum upholstered chairs and sofas where necessary.

5.       Sweep all hard floors (tile, wood, etc.).

6. Sweep and damp mop all vinyl, marble and quarry tile floors. Spot buff as needed.

7. Spot clean all tenant and common area carpets as needed. Shampoo all common area high traffic lanes as needed.

8.       Dust and/or wipe clean the following surfaces:

         o        desks
         o        chairs
         o        file cabinets
         o        tables
         o        telephones
         o        pictures and frames
         o        doors
         o        lamps
         o        ledges and shelves
         o        desk/furniture partitions
         o any other horizontal surface of a fixture or furniture subject to collecting dust

9.       Wipe clean the following surfaces:

         o        window sills and ledges
         o        counter tops and kitchen cabinets
         o        switch plates
         o        private entrance doors
         o        glass, mirrored and wood doors, panels, windows and walls
         o        walls in kitchen and disposal area
         o        conference tables

10. Wash, clean and disinfect water fountains and/or coolers. Give special attention to adjacent floor areas.

11. Establish regular cleaning maintenance program for floor in public lobby area in conjunction with Property Manager; standard necessary to maintain is high quality shine with no water marks, stains, scuffing or other signs of wear.

12. Wipe and polish all glass, chrome and metal surfaces such as windows (interior and up to standard ceiling height), partitions, banisters, door knobs, light switch plates, kick plates, directional signs and door saddles.

13.      Dust and wipe clean sand urns.

14.      Polish directory.

15.      Vacuum and spot shampoo all carpet entrance mats.

16.      Spot clean all wall surfaces.

17.      Clean all entrance doors.


Daily Elevators

1. Wash and polish wood and stainless walls, doors and hall plate. Keep tracks clean of dust, dirt and debris. Vacuum carpet. Spot clean carpet as needed.


Daily Vending Areas

1.       Thoroughly vacuum carpeting and damp mop tile flooring daily.

2. Thoroughly wipe all tops and sides of vending machines and express mail box cabinets with damp cloth. Spot clean all wall surfaces. Thoroughly clean microwave inside and outside.

3.       Empty trash and reline can daily.

4.       Wash trash container as needed.


Daily Lavatories

1.       Sweep and wet mop all tile floors using disinfectant.

2.       Thoroughly clean all mirrors, top to bottom.

3. Scour, wash and disinfect all sink basins, counter tops, bowls, urinals, including undersides.

4.       Wash toilet seats, both sides.

5.       Wipe clean all partitions.

6.       Wipe clean all wall tile as needed.

7. Remove all trash and sanitary waste, wash receptacles as necessary. Remove rubbish to designated area.

8.       Restock hand soap and paper products.

9.       Polish all stainless dispensers.


Weekly Cleaning Services

1. Wash and sanitize metal partitions. Dust horizontal surfaces exceeding 70" height. Damp clean ceiling and exhaust fans.

2. Wash all interior glass, including hallways, windows (excluding second story atrium windows), lobby doors, partitions and glass door panels.

3.       Dust all blinds in common areas.

4. Sweep fire tower stairwells. Wet mop as needed. Wipe hand rails and dust metalwork.

5.       Wipe clean all desk tops and credenzas.

6. Remove all finger prints and dirt from door frames, kick and push plates, handles and railings.

7. Wet wipe all horizontal surfaces to 70" including moldings, shelves, etc.

8.       Polish all fine wood furniture including desks, chairs and cabinets.

9.       Spray buff all vinyl tiles floors as necessary.

10. Machine buff other hard surfaces, floors to include ceramic, quarry and marble title as necessary.

11.      Wipe clean all plant containers in common areas.


Monthly / Quarterly Cleaning Services

1. Thoroughly wipe clean all ceiling vents and exhaust fans and area immediately adjacent: monthly to quarterly, as needed.

2. Strip and refinish all tile floors including restroom floors on a quarterly basis.

3.       Wipe clean and remove all fingerprints from full height doors.

4.       Vacuum all upholstered chairs.

5. Thoroughly clean all venetian blinds, pipes, ventilating and air conditioning louvers, ducts and high molding: monthly to quarterly, as needed.

6. Wipe clean as needed all vinyl base. Vacuum as needed all carpet cove base: monthly to quarterly, as needed.

7.       Thoroughly wash all trash receptacles, inside and outside.

8.       Spot clean all vertical surfaces.

9.       Spray buff all vinyl floors (both tenant and common areas) quarterly.


Semi-Annual Cleaning Services

1. Wash all common area walls including wallcovering, paint, marble and vinyl base.